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                                                                     EXHIBIT 4.2





                                     BYLAWS
                                       OF
                               PETSEC ENERGY INC.
                             (A NEVADA CORPORATION)
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                               TABLE OF CONTENTS


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                                                       ARTICLE ONE

                                                         OFFICES

1.    PRINCIPAL OFFICE    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
2.    OTHER OFFICES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                                       ARTICLE TWO

                                                  STOCKHOLDERS' MEETINGS

1.    ANNUAL MEETINGS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
2.    SPECIAL MEETINGS    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
3.    PLACE OF MEETINGS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
4.    NOTICE OF MEETINGS    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
5.    QUORUM OF STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
6.    MANNER OF ACTING    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
7.    VOTING OF SHARES    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
8.    VOTING BY PROXY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
9.    ACTION WITHOUT A MEETING    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

                                                      ARTICLE THREE

                                                    BOARD OF DIRECTORS

1.    MANAGEMENT OF THE CORPORATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
2.    NUMBER AND QUALIFICATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
3.    ELECTION AND TERM OF OFFICE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
4.    FILLING OF VACANCIES    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
5.    REMOVAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
6.    PLACE OF MEETINGS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
7.    ANNUAL MEETINGS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
8.    REGULAR MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
9.    SPECIAL MEETINGS    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
10.   QUORUM AND MANNER OF ACTING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
11.   RESIGNATION OF DIRECTORS    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
12.   ACTION WITHOUT A MEETING    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
13.   TELEPHONE MEETINGS    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
14.   DIRECTORS' COMPENSATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

                                                       ARTICLE FOUR

                                                   EXECUTIVE COMMITTEE

1.    CONSTITUTION AND POWERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
2.    MEETINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
3.    RECORDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
4.    VACANCIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

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                                                     ARTICLE FIVE

                                       OTHER COMMITTEES OF THE BOARD OF DIRECTORS


                                                       ARTICLE SIX

                                                         NOTICES

1.    MANNER OF GIVING NOTICE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
2.    WAIVER OF NOTICE    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                                                      ARTICLE SEVEN

                                             OFFICERS, EMPLOYEES AND AGENTS;
                                                    POWERS AND DUTIES

1.    ELECTED OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
2.    ELECTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
3.    APPOINTIVE OFFICERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
4.    TWO OR MORE OFFICES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
5.    COMPENSATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
6.    TERM OF OFFICE; REMOVAL; FILLING OF VACANCIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
7.    CHAIRMAN OF THE BOARD   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
8.    PRESIDENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
9.    VICE PRESIDENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
10.   SECRETARY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
11.   ASSISTANT SECRETARIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
12.   TREASURER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
13.   ASSISTANT TREASURERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
14.   ADDITIONAL POWERS AND DUTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                      ARTICLE EIGHT

                                    INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

1.    INDEMNIFICATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
2.    ADVANCEMENT OF EXPENSES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
3.    INSURANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                       ARTICLE NINE

                                                  CERTIFICATES OF STOCK

1.    CERTIFICATES REPRESENTING STOCK   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
2.    LOST CERTIFICATES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
3.    TRANSFERS OF STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
4.    CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
5.    REGISTERED STOCKHOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

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                                                       ARTICLE TEN

                                                    GENERAL PROVISIONS

1.    DIVIDENDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
2.    RESERVES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
3.    SIGNATURE OF NEGOTIABLE INSTRUMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
4.    FISCAL YEAR   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
5.    SEAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                      ARTICLE ELEVEN

                                                        AMENDMENTS

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                                     BYLAWS
                                       OF
                               PETSEC ENERGY INC.



                                  ARTICLE ONE

                                    OFFICES

         SECTION 1.       PRINCIPAL OFFICE.    The principal office of the
Corporation shall be located in the City of Reno, County of Washoe, State of Nevada.

         SECTION 2.       OTHER OFFICES.           The Corporation may also
have, in addition to its principal office in the State of Nevada, such other offices and places of business at such locations, both within and without the State of Nevada, as the Board of Directors may from time to time determine or the business and affairs of the Corporation may require.

                                  ARTICLE TWO

                             STOCKHOLDERS' MEETINGS

         SECTION 1.       ANNUAL MEETINGS.     An annual meeting of the
stockholders, commencing with the year 1991, shall be held within six (6) months after the Corporation's fiscal year-end at such time and on such date as shall be determined by the Board of Directors, at which time the shareholders shall elect by a plurality vote a board of directors and transact such other business as may properly be brought before the meeting.

         SECTION 2.       SPECIAL MEETINGS.    Special meetings of the
stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation or by these Bylaws, may be called by the Chairman of the Board, the President, the Board of Directors, or the holders of not less than a majority of all the capital stock of the Corporation entitled to vote at the meetings.

         SECTION 3.       PLACE OF MEETINGS.   Meetings of stockholders
shall be held at such places, within or without the State of Nevada, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         SECTION 4. NOTICE OF MEETINGS. Written or printed notice signed by the President, a Vice President, the Secretary, an Assistant Secretary or by such other person or persons as the directors may designate and stating the place, day and hour of each meeting of the stockholders and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by prepaid mail, to each stock holder of record entitled to vote at the meeting.

         SECTION 5. QUORUM OF STOCKHOLDERS. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite to and shall constitute a quorum at each meeting of stockholders for the transaction of business, except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of some stockholders prior to adjournment, but in no event shall a quorum consist of less than the majority of the stock entitled to vote.

         SECTION 6.       MANNER OF ACTING.        When a quorum is present at
any meeting, the vote of the holders of a majority of the stock entitled to vote, and present in person or represented by proxy, shall be the act of the stockholders' meeting, unless the vote of a greater number is required by statute, by the Articles of Incorporation or by these Bylaws, in which case the vote of such greater number shall be requisite to constitute the act of the meeting.

         SECTION 7.       VOTING OF SHARES.        Every stockholder of record
of the Corporation shall be entitled at each meeting of stockholders to one (1) vote for each share of stock standing in his name on the books of the Corporation, unless otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. Stockholders of the Corporation are expressly prohibited from cumulating their votes in any election for directors of the Corporation.

         SECTION 8.       VOTING BY PROXY.         At any meeting of the
stockholders, every stockholder having the right to vote shall be entitled to vote either in person or may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, then a majority of such persons present at the meeting, or, if only one (1) shall be present, then that one (1) shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation. Each proxy shall be revocable unless expressly provided therein to be irrevocable.

         SECTION 9.       ACTION WITHOUT A MEETING.         Any action, except
election of directors, which may be taken by the vote of stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power of the Corporation, unless a greater proportion of voting power to authorize such action is required by statute, by the Articles of Incorporation or by these Bylaws, in which case such greater proportion of written consents shall be required.

                                 ARTICLE THREE

                               BOARD OF DIRECTORS

         SECTION 1.       MANAGEMENT OF THE CORPORATION.    The business and
affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the

Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders.

         SECTION 2.       NUMBER OF QUALIFICATIONS.   The number of
directors of the Corporation shall be not fewer than three (3) or more than nine (9) as shall be established from time to time by resolution of the Board of Directors of the Corporation, provided there where all of the shares of the Corporation are owned beneficially and of record by either one (1) or two (2) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders. The directors must be at least eighteen (18) years of age. None of the directors need be stockholders of the Corporation or citizens of the State of Nevada.

         SECTION 3.       ELECTION AND TERM OF OFFICE.      At each annual
meeting of stockholders, the stockholders shall elect directors to hold office until the next succeeding annual meeting. At each election, the persons receiving the greatest number of votes shall be the directors. Each director elected shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

         SECTION 4.       FILLING OF VACANCIES.       Any vacancies occurring in
the Board of Directors, including those caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. When one (1) or more directors shall give notice of his or their resignation to the board of Directors, effective at a future date, the Board of Directors shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective, each director so appointed to hold office during the remainder of the term of office of the resigning director or directors.

         SECTION 5.       REMOVAL.         Any or all of the directors of the
Corporation may be removed or discharged, either for or without cause, by the affirmative vote or written consent of stockholders representing not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to voting power.

         SECTION 6.       PLACE OF MEETINGS.       Meetings of the Board of
Directors, annual, regular or special, may be held either within or without the State of Nevada.

         SECTION 7.       ANNUAL MEETINGS.         The first meeting of each
newly elected Board of Directors shall be held for the purpose of organization and the transaction of any other business, without notice, immediately following the annual meeting of the stockholders, and at the same place, or at such other time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         SECTION 8.       REGULAR MEETINGS.        Regular meetings of the
Board of Directors, of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by the Board and communicated to all directors. Except as otherwise provided by statute, the Articles of Incorporation, or by these Bylaws, any and all business may be transacted at any regular meeting.

         SECTION 9.       SPECIAL MEETINGS.        Special meetings of the
Board of Directors may be called by the Chairman of the Board or President on twenty-four (24) hours' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the

President or Secretary in like manner and on like notice on the written request of two (2) directors. Except as may be otherwise expressly provided by statute or by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 10.      QUORUM AND MANNER OF ACTING.      At all meetings of
the Board of Directors the presence of a majority of the number of directors fixed by these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. The act of a majority of the directors presently at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by statute, by the Articles of Incorporation or by these Bylaws, in which case the act of such greater number shall be requisite to constitute the act of the Board. If a quorum shall not be present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, without notice other than adjournment at the meeting, until a quorum shall be present. At any such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally convened.

         SECTION 11. RESIGNATION OF DIRECTORS. Any director may resign at any time by mailing or delivering or by transmitting by telegram or cable, written notice of his resignation to the Board of Directors, the Chairman of the Board, the President, or to the Secretary of the Corporation; and any such resignation shall take effect at the time specified therein or, if no time is specified therein, then such resignation shall take effect immediately upon the receipt thereof.

         SECTION 12. ACTION WITHOUT A MEETING. Unless otherwise restricted by statute, by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto, setting forth in action so taken, is signed by all of the members of the Board or of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a duly called and constituted meeting of the Board or such committee. All such written consents shall be filed with the minutes of the proceedings of the Board or such committee.

         SECTION 13.      TELEPHONE MEETINGS.        Unless otherwise restricted
by statute, by the Articles of Incorporation or these Bylaws, members of the Board of Directors or members of any committee designated by such Board may participate in a meeting of such Board or committee, as the case may be, by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. Each person participating in any such meeting shall sign the minutes thereof. The minutes may be signed in counterparts.

         SECTION 14.      DIRECTORS' COMPENSATION.   The Board of Directors
shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of standing or special committees. The Board of Directors shall also have power in its Discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE FOUR

                              EXECUTIVE COMMITTEE

         SECTION 1. CONSTITUTION AND POWERS. The Board of Directors, by resolution adopted by affirmative vote of a majority of the number of directors fixed by these Bylaws, may designate two (2) or more directors (with such alternates, if any, as may be deemed desirable) to constitute an Executive Committee, which Executive Committee shall have and may exercise, when the Board of Directors is not in session, all of the authority and powers of the Board of Directors in the business and affairs of the Corporation, even though such authority and powers be herein provided or directed to be exercised by a designated officer of the Corporation; provided, that the foregoing shall not be construed as authorizing action by the Executive Committee with respect to any action which by statute, the Articles of Incorporation, or these Bylaws is required to be taken by vote of a specified proportion of the number of directors fixed by these Bylaws, or any other action required or specified by the General Corporation Law of the State of Nevada or other applicable law or by these Bylaws or by the Articles of Incorporation to be taken by the Board of Directors, as such. The designation of the Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by law. So far as practicable, members of the Executive Committee and their alternates (if any) shall be appointed by the Board of Directors at its first meeting after each annual meeting of the shareholders and, unless sooner discharged by affirmative vote of a majority of the number of directors fixed by these Bylaws, shall hold office until their respective successors are appointed and qualify or until their earlier respective deaths, resignations, retirements or disqualifications.

         SECTION 2.       MEETINGS.        Regular meetings of the Executive
Committee, of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by affirmative vote of a majority of the whole Committee and communicated to all the members thereof. Special meetings of the Executive Committee may be called by the Chairman of the Board, the President or any two (2) members thereof at any time on twenty-four (24) hours' notice to each member, either personally or by mail or telegram. Except as may be otherwise expressly provided by statute or by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Executive Committee need be specified in the notice or waiver of notice of such meeting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such. The Committee, at each meeting thereof, may designate one (1) of its members to act as chairman and preside at the meeting or, in its discretion, may appoint a chairman from among its members to preside at all its meetings held during such period as the Committee may specify.

         SECTION 3.       RECORDS.         The Executive Committee shall keep a
record if its acts and proceedings and shall report the same, from time to time, to the board of Directors. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, shall act as





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
secretary of the Executive Committee, or the Committee may, in its discretion, appoint its own secretary.

         SECTION 4.       VACANCIES.         Any vacancy in the Executive
Committee may be filled by affirmative vote of a majority of the number of directors fixed by these Bylaws.

                                  ARTICLE FIVE

                   OTHER COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors may, by resolution adopted by affirmative vote of a majority of the number of directors fixed by these Bylaws, designate two
(2) or more directors (with such alternates, if any, as may be deemed desirable) to constitute another committee or committees for any purpose; provided, that any such other committee or committees shall have and may exercise only the power of recommending action to the Board of Directors and the Executive Committee and of carrying out and implementing any instructions or any policies, plans and programs theretofore approved, authorized and adopted by the Board of Directors or the Executive Committee.

                                  ARTICLE SIX

                                    NOTICES

         SECTION 1. MANNER OF GIVING NOTICE. Whenever under the provisions of the statutes or the Articles of Incorporation of these Bylaws, notice is required to be given to any committee member, director or stockholder of the Corporation, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing by mail, postage prepaid, addressed to such member, director or stockholder at his address as it appears on the records or (in the case of a stockholder) the stock transfer books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be delivered at the time when the same shall be thus deposited in the United States mail as aforesaid. Notice to directors may also be given by telegram, and shall be deemed delivered when same shall be deposited at a telegraph office for transmission and all appropriate fees therefor have been paid. Notice to directors may also be given by telephone communication made personally to such directors.

         SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given to any committee member, director or stockholder of the Corporation under the provisions of the statutes or the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.





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
                                 ARTICLE SEVEN

                        OFFICERS, EMPLOYEES AND AGENTS;
                               POWERS AND DUTIES

         SECTION 1.       ELECTED OFFICERS.        The elected officers of the
Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents as may be determined from time to time by the Board (and in case of each such Vice President, with such descriptive title, if any, as the Board of Directors shall deem appropriate, a Secretary, a Treasurer and a Registered Agent. None of the elected officers, with the exception of the Chairman of the Board, need be a member of the Board of Directors.

         SECTION 2.       ELECTION.        So far as is practicable, all
elected officers shall be elected by the Board of Directors at its first meeting after each annual meeting of stockholders.

         SECTION 3.       APPOINTIVE OFFICERS.     The Board of Directors may
also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents (none of whom need be a member of the Board) as it shall from time to time deem necessary, who shall exercise such powers and perform such duties as shall be set forth in these bylaws or determined from time to time by the Board or by the Executive Committee.

         SECTION 4.       TWO OR MORE OFFICES.              Any two (2) or more
offices may be held by the same person.

         SECTION 5.       COMPENSATION.    The compensation of all officers of
the Corporation shall be fixed from time to time by the Board of Directors or the Executive Committee. The Board of Directors or the Executive Committee may from time to time delegate to the President the authority to fix the compensation of any or all of the officers of the Corporation.

         SECTION 6.       TERM OF OFFICE; REMOVAL; FILLING OF VACANCIES.
Each elected officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation, retirement, disqualification or removal from office. Each appointive officer shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         SECTION 7.       CHAIRMAN OF THE BOARD.   The Chairman of the Board
shall preside when present at all meetings of the stockholders and the Board of Directors. He shall advise and counsel the President and other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors or the Executive Committee.

         SECTION 8.       PRESIDENT.       The President shall be the chief
executive officer of the Corporation and, subject to the provisions of these Bylaws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all of its business. In the event of the absence or disability of the Chairman of the Board, or if such officer shall not have been elected or be serving, the President shall preside when present at meetings of the stockholders and the Board of Directors. He shall have general authority to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President; and in general to exercise all of the powers usually appertaining to the office of president of a corporation, except as otherwise provided by statute, the Articles of Incorporation or these Bylaws. In the event of the absence or disability of the President, his duties shall be performed and his powers may be exercised by the Vice Presidents in the order of their seniority, unless otherwise determined by the President, the Executive Committee or the Board of Directors.

         SECTION 9. VICE PRESIDENT. Each Vice President shall generally assist the President and have such powers and shall perform such duties and services as shall from time to time be prescribed or delegated to him by the President, the Executive Committee or the Board of Directors.

         SECTION 10.      SECRETARY.    The Secretary shall see that notice
is given of all meetings of the stockholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings at all meetings thereof. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all duties usually appertaining to the office of secretary of a corporation. In the event of the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Secretary, the President, the Executive Committee or the Board of Directors.

         SECTION 11.      ASSISTANT SECRETARIES.   Each Assistant Secretary
shall generally assist the Secretary and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Secretary, the President, the Executive Committee or the Board of Directors.

         SECTION 12.      TREASURER.    The Treasurer shall be the chief
accounting and financial officer of the Corporation and shall have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation. He shall audit all payrolls and vouchers of the Corporation and shall direct the manner of certifying the same; shall supervise the manner of keeping all vouchers for payments by the Corporation and all other documents relating to such payments; shall receive, audit and consolidate all operating and financial statements of the Corporation and its various departments; shall have supervision of the books of account of the Corporation, their arrangement and classification; shall supervise the accounting and auditing practices of the Corporation and shall have charge of all matters relating to taxation. The Treasurer shall have the care and custody of all monies, funds and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositories as the Board of Directors or the Executive Committee shall from time to time direct or as shall be selected in accordance with procedures established by the Board of Directors or by the Executive Committee; shall advise upon all terms or credit granted by the Corporation; shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation. He shall have the power to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange and other commercial paper payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall generally perform all duties usually appertaining to the office of treasurer of a corporation. In the event of the absence or disability of the Treasurer, his duties shall be performed and his powers may be exercised by the Assistant Treasurers in the order of their seniority, unless otherwise determined by the Treasurer, the President, the Executive Committee or the Board of Directors.

         SECTION 13.      ASSISTANT TREASURERS.    Each Assistant Treasurer
shall generally assist the Treasurer and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Treasurer, the President, the Executive Committee or the Board of Directors.

         SECTION 14.      ADDITIONAL POWERS AND DUTIES.     In addition to the
foregoing especially enumerated duties, services and powers, the several elected and appointed officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Articles of Incorporation or these Bylaws, or as the Board of Directors of the Executive Committee may from time to time determine or as may be assigned to them by any competent superior officer.

                                 ARTICLE EIGHT

               INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

         SECTION 1.       INDEMNIFICATION.      The Corporation shall
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of the fact that he is or was a director, officer or employee of the Corporation serving in any fiduciary capacity with respect to any profit sharing, pension or other type of welfare plan or trust for the benefit of employees of the Corporation or any subsidiary of the Corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of the State of Nevada and any other laws of the Sate of Nevada in effect from time to time. Such indemnification shall not exclude any other rights to which a person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 2. ADVANCEMENT OF EXPENSES. Expenses incurred by a director, officer, employee or agent enumerated in Section 1 of this Article in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

         SECTION 3.       INSURANCE.       The Corporation shall have power to
purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, or by reason of the fact that he is or was a director, officer or employee of the Corporation serving in any fiduciary capacity with respect to any profit sharing, pension or other type of welfare plan or trust for the benefit of employees of the Corporation or any subsidiary of the Corporation, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the General Corporation Law of the State of Nevada and any other laws of the State of Nevada in effect from time to time.

                                  ARTICLE NINE

                             CERTIFICATES OF STOCK

         SECTION 1. CERTIFICATES REPRESENTING STOCK. Certificates in such form as may be determined by the Board of Directors and as shall conform to the requirements of the statutes, the Articles of Incorporation and these Bylaws shall be delivered representing all shares to which stockholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Nevada, the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are with par value. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar which is other than the Corporation, the signature of any such officers may be facsimile.

          SECTION 2.      LOST CERTIFICATES.       The Board of Directors, the
Executive Committee, the President or such other officer or officers or any agent of the Corporation as the Board of Directors may from time to time designate, in its or his discretion, may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, the Executive Committee, the President or such other officer or agent in its or his discretion and as a condition precedent to the issuance thereof may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum and with such surety or sureties as it or he may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 3.       TRANSFERS OF STOCK.      Shares of the Corporation
shall be transferred only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         SECTION 4.       CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE.
For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purposes, the Board of Directors may provide that the stock transfer books of the Corporation shall be closed for a stated period but not to exceed, in any case, sixty (60) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty
(60) days, and, in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

         SECTION 5. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

                                  ARTICLE TEN

                               GENERAL PROVISIONS

         SECTION 1.       DIVIDENDS.       Dividends on the outstanding capital
stock of the Corporation, subject to the provisions of the statutes and of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the capital stock of the Corporation, or in any combination thereof.

         SECTION 2.       RESERVES.        There may be created from time to
time by resolution of the Board of Directors such reserve or reserves as the directors from time to time in their discretion think proper to provide for contingencies, or to equalize dividends or to repair or maintain any property of the Corporation, or for such other purpose as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 3.       SIGNATURE OF NEGOTIABLE INSTRUMENTS.      All bills,
notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents, and in such manner, as are permitted by these Bylaws and as from time to time may be prescribed by resolution (whether general or special) of the Board of Directors or the Executive Committee.

         SECTION 4.       FISCAL YEAR.     The fiscal year of the Corporation
shall be fixed by the resolution of the Board of Directors.

         SECTION 5.       SEAL.   The seal of the Corporation shall be in such
form and shall be adopted and approved from time to time by the Board of
Directors.   The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced.

                                 ARTICLE ELEVEN

                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed or new bylaws may be adopted, by the affirmative vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present or by the unanimous written consent of all the directors.